EXHIBIT 10.18

                AMENDED AND RESTATED RAYMOND JAMES FINANCIAL LONG-TERM INCENTIVE PLAN

  PREAMBLE

Raymond  James  Financial,  Inc.  (the "Company")  has  previously  established  the Raymond James Financial Long-Term Incentive Plan (the "Plan"), effective October 1, 2000, for a select group of management or highly compensated employees in order to attract, retain and motivate qualified personnel for the Company and its Related Employers.

  This  Plan has  been  amended previously, primarily to conform its provisions to the American Jobs Creation Act of 2004 (the "Act"), and in particular Section 409A of the Internal Revenue Code of 1986, as amended, which section was added to the Code by the Act.   Code Section 409A provides rules that relate to deferred compensation plans, including the Plan.

               The latest guidance that has been issued with respect to Code Section 409A is the final regulations, generally effective January 1, 2009.  This amendment and restatement is intended to make sure that the Plan complies with Code Section 409A, the final regulations and any other applicable guidance issued to date with respect thereto.

  In  accordance with  the  foregoing, the  Plan  is  hereby  amended  and  restated, as  of December 31, 2007, to read as follows:

ARTICLE I
Definitions

(a)         "Account"  shall mean a Participant's   Employer  Contribution  Account  as described in Article IV.

(b)         "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a specific Code Section shall include any successor provision.

            (c)         "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

(d)         "Company" shall mean Raymond James Financial, Inc., a Florida corporation, and its successor or successors.

(e)         "Disability" shall mean a disability within the meaning of the provisions of the Raymond James, Financial, Inc. Long-Term Disability Plan; provided, however, that such event is also an event of disability within the meaning of Code Section 409A.

(f)        "Early Retirement Date" shall mean, with respect to a Participant, the date that is the earliest of (1) the date at or after the Participant attains age 55 when the number of the Participant's years of service plus the age of the Participant equals 75 or (2) the date at or after the Participant  attains age 60 when the Participant  has at least five years of service.   For these purposes, "years of service" shall be determined in accordance with the vesting provisions of the Raymond James Financial,  Inc. and Affiliates Profit Sharing Plan as it may exist from time to time.

(g)        "Normal Retirement Date" shall mean, with respect to a Participant, the date on which the Participant attains age 65.

(h)        "Participant" shall mean any employee of the Company or a Related Employer who is covered by this Plan as provided in Article III.

(i)        "Period of Credited Service" shall mean the period from October 1 of one year through September 30 of the next year.

(j)        "Plan" shall mean the Raymond  James Financial  Long-Term  Incentive Plan as set forth herein and as it may be amended from time to time.

(k)        "Plan Administrator" shall mean the Committee or its designee(s).

(l)        "Plan Year" shall mean the 12-month period ending on the last day of September.

(m)        "Related Employer" shall mean a corporation, limited liability company or other business entity that is affiliated with the Company, that has elected to adopt the Plan, and that the Company, in its sole discretion, allows to participate in the Plan as a participating employer.

(n)        "Separation  from  Service"  shall  mean  the  termination  of  employment  of  a Participant  (whether  for  death,  disability,  retirement  or  otherwise)  with  his  or  her  Service Recipient if such termination  qualifies as a separation from service within the meaning of Code Section 409A.

(o)        "Service   Recipient"  shall   mean   a   Participant's   employer   and   all   other corporations  and  other  persons  with  whom  such  employer  would  be  considered  as  a  single employer under Code Section 414(b) or Code Section 414(c).

(p)        "Specified  Employee" shall mean a Participant  who,  at the date of his or her Separation  from  Service  (other  than  by  reason  of  death),  is  a  key  employee  of  a  Service Recipient.    For  these  purposes,  the  Participant  is  a  key  employee  if  he  or  she  meets  the requirements  of a key  employee  (as defined in Code Section  416(i)  (without  regard to Code Section 416(i)(5)) at any time during the 12-month period ending on a September 30 as long as any  stock  of  the Service  Recipient  is  publicly  traded  on  an  established  securities  market  or otherwise.    Any  such  person  shall  be  treated  as a Specified  Employee  during  the 12-month period beginning on January 1 following such September 30.

ARTICLE II
Administration

(a)           Plan Administrator.

(1)       The  Plan  Administrator  shall  have  complete  control  and  discretion  to manage   the  operation   and  administration   of  the  Plan.     Not  in  limitation,   but  in amplification of the foregoing, the Plan Administrator shall have the following powers:

    (A)      to determine all questions relating to the eligibility of employees to participate or continue to participate;

(B)     to maintain all records and books of account necessary for the administration of the Plan;

(C)       to interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

(D)      to  compute,  certify  and  arrange  for  the  payment  of  benefits  to which any Participant or beneficiary is entitled;

(E)      to process claims for benefits under the Plan by Participants or beneficiaries;

(F)           to   engage   consultants   and   professionals   to   assist   the   Plan

Administrator in carrying out its duties under this Plan;

    (G)      to  develop  and  maintain  such  instruments  as  may  be  deemed necessary from time to time by the Plan Administrator to facilitate payment of benefits under the Plan; and

(H)      to  establish   such   accounting   procedures   as  are  necessary   to implement the provisions of the Plan.

(2)       The   Plan   Administrator   may   designate   a  committee,   one   or   more employees   or   other   individuals,   one   or   more   Company   positions,   and/or   other designee(s), to assist the Plan Administrator in the administration of the Plan and the performance of the duties required of the Plan Administrator hereunder.

(b)           Plan  Administrator's Authority.    The  Plan  Administrator  may  consult  with Company officers, legal and financial advisers to the Company and others, but nevertheless the Plan   Administrator   shall  have   the   full   authority   and   discretion   to   act,   and  the   Plan Administrator's actions shall be final and conclusive on all parties.

ARTICLE III
Eligibility and Participation

(a)          Eligibility.  The Company  or a Related  Employer  shall determine  those of its employees  who  are  eligible  to  participate  in  the  Plan,  subject  to  standards  of  eligibility  as established by the Committee  from time to time and subject to the requirement that the Plan be maintained  primarily for the purpose of providing deferred compensation  for a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income  Security  Act of 1974,  as amended).   Accordingly,  an employee  of the Company  or a Related Employer who, in the opinion of the Company or a Related Employer based upon the then applicable Committee-established  guidelines, has contributed or is expected to contribute significantly  to the growth and successful operations  of the Company  or a Related Employer, who is a member of a select group of management or highly compensated  employees, and who meets any additional criteria for eligibility established by the Plan Administrator will be eligible to become a Participant.

(b)         Participation.  An eligible  employee  shall become  a Participant  in the Plan  at such time as a contribution is credited to the Account of such person in accordance with the provisions of Article IV.

  ARTICLE IV
Company Contributions, Participant Accounts and Investment of Accounts

(a)         Discretionary Contributions.  The Company or a Related Employer may, in accordance with the provisions of Article III, determine to credit an eligible employee with a discretionary  contribution  with respect to a Plan Year.   The amount to be contributed  shall be determined by the Plan Administrator in its sole discretion.

(b)         Participant Accounts.

    (1)       Amounts, if any, credited to a Participant  pursuant  to this Plan shall be recorded by the Plan Administrator in an Employer Contribution  Account maintained in the name of the Participant.   A separate Account shall be maintained for each Plan Year that a person receives a contribution.

    (2)       All amounts that are credited to a Participant's Account shall be credited solely for purposes of accounting and computation,  and no fund shall be set aside with respect thereto, except as may be provided in paragraph  (e) below.   A Participant  shall not have any interest in or right to any such Account at any time.

    (3)       The  Plan  shall  be  unfunded  for  all federal  tax  purposes.    All  amounts recorded in Accounts, a Participant's  interest in the Plan and any amounts provided under the Plan shall constitute an unsecured promise by the Company or a Related Employer to pay benefits in the future, and a Participant shall have the status of a general unsecured creditor of the Company  or Related Employer.   All amounts credited to a Participant's Account(s) will remain as general assets of the Company or a Related Employer and shall remain subject to the claims of the Company's  or the Related Employer's creditors until such time as the amounts are distributed to the Participant.

(c)       Crediting and Debiting of Accounts.

(1)       As provided in paragraph (b)(1) above, a Participant's  Account shall be credited with the amounts contributed to the Plan on behalf of the Participant with respect to a Plan Year.   The Account thereafter shall be credited (or debited) from time to time based upon the Participant's allocable share of the return (including any negative return) on  the investment  or deemed  investment  of  the amounts  credited  to  the Participant's Account (which investments or deemed investments shall be determined by the Plan Administrator).   Upon distribution  or forfeiture of amounts in the Account, the Account shall be debited with the amount of the distribution or forfeiture, as the case may be.

(2)      The Plan Administrator shall establish such rules and procedures as are necessary for purposes of crediting and debiting the Participants'  Accounts from time to time.  Without limitation on the foregoing, lump sum distributions  shall be based on the value of the Account(s)  of a Participant  as of October 31 of the year of payment  (for payments to be made in accordance with Article V(c)(1) or (3)) or the end of the month in which the Participant Separates from Service by reason of death or Disability  (for payments to be made in accordance with Article V(c)(2)).

(d)       Account Valuation.

(1)       The value of a Participant's Account(s)  shall be determined  by the Plan Administrator,  and the Plan Administrator  may establish such accounting  procedures as are necessary to account for the Participant's interest in the Plan.  Each Participant's Account(s) shall be valued as of the last day of each Plan Year and/or such other date or dates as may be determined from time to time by the Plan Administrator.

(2)       At least  annually,  the Plan  Administrator  shall  furnish  each  Participant with a statement of the value of his or her Account(s).

(e)       Establishment of Trust.

(1)       The Company  and/or one or more  Related  Employers  may, but are not required to, establish a trust substantially in conformity with the terms of the model trust described   in  Revenue   Procedure   92-64   to   assist   in  meeting   their   obligations   to Participants  under this Plan.   Except  as provided in subparagraph  (4) below, any such trust shall be established in such manner so as to permit the assets transferred to the trust and the earnings  thereon to be used by the trustee  solely  to satisfy  the liability  of the Company or a Related Employer in accordance with the Plan and to preclude the use of such assets for any other purpose.

(2)       The Company or a Related Employer, in its sole discretion, and from time to time, may make contributions to the trust.

(3)        The powers,  duties  and responsibilities of the trustee  shall  be as set forth m  the   trust   agreement   and  nothing   contained   in  the  Plan,   either   expressly   or  by implication,  shall  impose   any  additional  powers,   duties  or  responsibilities  upon   the trustee.

(4)        Unless otherwise paid by the Company or a Related  Employer,  all benefits under  the  Plan  and  expenses   chargeable to  the  Plan  and  the  trust,  if  one  has  been established, shall be paid from the trust.

          ARTICLE V

Vesting and Payment of Benefits under the Plan

(a)          General Vesting Rules.  A Participant shall become  100%  vested  in the amount credited   to  his  or  her  Account  (including   earnings   and  other  adjustments) with  respect  to  a contribution for a specific  Plan Year on the first to occur of the following:

(1)           the date  that the Participant has  five  (5) consecutive Periods  of Credited

Service  with respect  to such contribution;

(2)           the Participant's Separation from Service  by reason  of death or Disability;

or

(3)           the  Participant's Separation from  Service  following the  attainment  of his or her Normal  Retirement Date.

In addition, any Participant who was 100% vested in any Account prior to October 1, 2005 under the terms of the Plan as then in existence shall remain 100% vested therein.

For purposes  of subparagraph (1) above,  and subject  to the provisions of paragraph (b) below,  a Participant has five consecutive Periods  of Credited  Service  only  if the Participant is employed by the Company or a Related  Employer for the full five-year  period  beginning on October  1 of the year following the Plan  Year with respect  to which  the contribution is made  and continuing through  September 30 of the fifth year thereafter.   For example,  if a contribution is credited  to a Participant with respect  to the Plan Year ended September 30, 2005 (regardless whether  the contribution is  actually   credited  to  the  Account   of  the  Participant in  September 2005  or  in subsequent months),  the Participant will have five consecutive Periods  of Credited  Service  only if the  Participant remains  employed  by  the Company or a Related  Employer during  the  entire period from October  1, 2005 through  September 30, 2010.

Except  as expressly provided  in this paragraph (a) or in paragraph (b) below,  the Separation from Service  of a Participant from  the Company and Related  Employers before  the vesting  date will result in a forfeiture  of all of the balances  in a Participant's Employer Contribution Accounts  that are not then vested.

(b)          Special Vesting Rule for Early Retirement.

(1)       Notwithstanding  the provisions  of paragraph (a) above, if a Participant's Separation  from Service occurs after his or her Early Retirement Date but before his or her Normal Retirement  Date, then solely  for vesting purposes,  the Participant  shall be treated as if he or she continued employment  with the Company or a Related Employer and will vest 100% with respect to a contribution under the rule described in paragraph (a)(1) above at the end of five consecutive actual or deemed Periods of Credited Service with respect to such contribution.   Such continued vesting, however, shall be subject to and conditioned  upon the Participant not engaging in competition  with the Company or any Related  Employer  during such  five year period.   The Participant  engaging  in any such competition will result in an immediate forfeiture of all of the balances in the Participant's Employer Contribution Accounts that are not then vested.

(2)       For purposes of this paragraph (b), a Participant  shall be deemed to have engaged in competition with the Company or a Related Employer if he or she:

(i)        discloses  the  list  of  the  Company's  or  a  Related  Employer's customers,  or any part thereof,  to any person,  firm, corporation,  association  or other entity for any reason or purposes whatsoever;

(ii)       discloses  to  any  person,  firm,  corporation,  association  or  other entity any information regarding the Company's or a Related Employer's general business practices or procedures, methods of sale, list of products, personnel information  and any other valuable, special information unique to the Company's or a Related Employer's business;

(iii)      owns,  manages,  operates,  controls,  is  employed  by,  acts  as  an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any business that is engaged in one or more businesses  that are or may be competitive  to the business  of the Company or a Related Employer; provided that this restriction shall encompass (A) the State of Florida, (B) all other states in the United States where the Company or a Related Employer is engaged in business (and every city, county and other political subdivision of such states); and (C) any other countries where the Company or a Related  Employer  is engaged  in business  (and every city, county,  province  and other political subdivision of such countries);

(iv)      solicits or calls either for himself or herself, or for any other person or  firm,  corporation,  association  or  other  entity,  any  of  the  customers  of  the Company or a Related Employer on whom the Participant called, with whom the Participant became acquainted, or of whom the Participant learned during his employment; or

               (v)       solicits  any of  the  employees or  agents of  the  Company or  a Related Employer to terminate his or her employment or relationship with the Company or a Related Employer.

(3)       It is  the  intention  of  the  Company  and  the  Related  Employers that paragraph (b)(2) be given the broadest protection allowed by law with regard to the restrictions contained herein.  Each restriction set forth in paragraph (b)(2) shall be construed as a condition separate and apart from each other restriction or condition.  To the extent that any restriction contained in paragraph (b)(2) is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large of a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities that the court deems reasonable and enforceable.

(c)         Payment Date.  Except as provided in paragraphs (d) and (e) below, payments due with respect to any contribution shall be made in cash in a lump sum on the first to occur of the following dates:

(1)       in  December  immediately  following the  end  of  the  five  consecutive Periods of Credited Service with respect to such contribution (including under the special deemed credited service provisions set forth in section (b) above);

(2)       as soon as practicable after the Participant's Separation from Service by reason of death or Disability; or

(3)       in December immediately following the end of the Period of Credited Service in which the Participant incurred a Separation from Service following attainment of his or her Normal Retirement Age.

Notwithstanding the foregoing, payments due with respect to an Account that is 100% vested in accordance with the special grandfather rule contained at the end of the first paragraph of Article V (a) shall be paid in cash in a lump sum in December immediately following the end of the Period of Service in which the Participant incurred a Separation from Service.

(d)          One Time Right to Defer.  Notwithstanding the provisions of paragraph (c) above:

          (1)        A Participant shall have the right to defer the payment of any Employer · Contribution Account balance otherwise payable under paragraph (c)(1) or (c)(3) above until a later date.  Any such election to defer may be made only once with respect to any Plan Year balance, may not take effect until at least twelve (12) months after the date on which such election is made, must be made no later than September 30 of the calendar year prior to the calendar year in which the normal vesting date with respect to such Plan Year balance would occur under paragraph (a)(1) above (or, if paragraph (b) above is applicable, no later than the date which is the earlier of (i) the date of the Participant's Separation from Service occurring after his or her Early Retirement Date but before his or her  Normal  Retirement  Date  or  (ii)  September  30  of  the  calendar  year  prior  to  the calendar  year in which the normal vesting date with respect to such Plan Year balance would occur under paragraph (b) above), and must establish  a beginning  payment date that is at least five (5) years after the date that payment would have otherwise been made under paragraph (c)(l) or (c)(3) above absent the deferral election.

           (2)       As  a  general  rule,  the  deferral  election  shall  not  affect  the  form  of payment,  which  shall  be  in  cash  in  a lump  sum.    However,  if  the  date  selected  for payment is a date after the Participant's  Early Retirement  Date or Normal  Retirement Date,  then  at the  same  time  as the election  to defer  is made  under  the provisions  of paragraph  (d)(l)  above,  the  Participant   may   elect  to  have  the  payment  made  in substantially equal annual installments over a specified period oftime that is not less than three (3) years and not more than fifteen (15) years, with the first installment being paid on the date selected (which date must comply with the requirements of paragraph (d)(l) above) and each subsequent installment being made on the same date in each succeeding year.

          (3)       Notwithstanding  the foregoing, in the event that the Participant has begun receiving installment  payments and then incurs a Separation  from Service by reason of death  or  Disability,  the  installment  payments  shall  be  terminated  and  the  remaining balance  shall  be  paid  in  a  lump  sum  as  soon  as  practicable  after  the  Participant's Separation from Service by reason of death or Disability.

         (e)        Required Payment Deferral.  Notwithstanding  anything  in  this  Plan  to  the contrary, in the event that a payment is scheduled to be made to a Specified Employee as a result of such Participant's  Separation  from Service (other than by reason of death), then no payment may be made to such Participant during the six (6) month period immediately following the date of the  Participant's   Separation  from  Service.    In the event  any payment  is delayed  under  the provisions of this paragraph (e), then all amounts that the Participant  would otherwise have been entitled  to during  the six-month  period  shall be accumulated  and paid  on the first day of the seventh month following the date of the Participant's  Separation from Service.

         (f)         As Soon As Is Practicable. For purposes of this Article V, whenever payment is to be made "as soon as practicable" following a specified event, such payment shall be made in all events during the period beginning on the date of the specified event and ending no later than the later of (1) the end of the taxable year of the Participant  in which the event occurs or (2) ninety (90)  days  after  the date  of the  event,  provided,  that  the  Participant  does  not  have  a right  to designate the taxable year of the payment.

                                        ARTICLE VI
                  Amendment and Termination

   (a)           In General.

(1)           The  Plan may be  amended  at any time,  and from  time  to time, by the Committee or by any officer of the Company authorrized by the Committee.

(2)    The Plan may be terminated at any time by the Committee.

         (b)         Effect of Amendment or Termination.  No amendment  or termination  of the Plan, without  the consent  of the affected Participant,  shall materially  and adversely  affect the rights  of  any  Participant  with  respect  to  any  contribution  credited  to  the  Account(s)  of  a Participant   prior  to  such  amendment   or  termination.     Notwithstanding   the  foregoing,  the Committee reserves the right to amend this Plan, without the consent of any Participant, in order to conform the Plan to the provisions of Code Section 409A.

              ARTICLE VII
                     Miscellaneous

(a)         Payments to  Incompetents. If  the  Plan  Administrator  receives  satisfactory evidence  that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is physically unable, mentally incompetent, or not otherwise legally competent to receive such benefit and to give a valid release therefore, and that another person or an institution is then maintaining or has custody of such person, and that no guardian or other representatives   of  the  estate  of  such  person  shall  have  been  duly  appointed,   the  Plan Administrator may authorize payment of such benefit otherwise payable to such person or institution;  and  the  release  of  such  other  person  or  institution  shall  be  valid  and  complete discharge for the payment of such benefit.

(b)         Plan  Not  a  Contract  of  Employment.  The  Plan  shall  not  be  deemed  to constitute a contract between the Company or a Related Employer and any Participant, nor to be consideration for the employment of any Participant.  Nothing in the Plan shall give a Participant the right to be retained  in the employ of the Company or a Related Employer; all Participants shall remain subject to discharge or discipline as employees to the same extent as if the Plan had not been adopted.

(c)         No Interest in Assets.  Nothing contained in the Plan shall be deemed to give any Participant  any equity  or other interest  in the assets, business  or affairs of the Company  or a Related Employer.   No Participant  in the Plan shall have any security or other legal interest in assets of the Company or a Related Employer used to make contributions or pay benefits.

      (d)         Non-Alienation of Benefits.  No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.  No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person.   If any person entitled to benefits under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt shall be made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefits shall cease and terminate at the discretion of the Plan Administrator.   The Plan Administrator may then hold or apply the same or any part thereof to or for the benefit of such person or any dependent or beneficiary of such person in such manner and proportions as it shall deem proper.

   (e)          Governing  Law.   This Plan shall be governed by and construed in accordance with the substantive laws of the State of Florida, without regard to any conflict of law principles.

       (f)         Corporate Successors.  The Plan shall automatically terminate upon the sale or other transfer of substantially all of the assets of the Company, by the merger of the Company into any other corporation or other entity, or by the consolidation of the Company with any other corporation or other entity unless the transferee, purchaser or successor entity expressly agrees to continue the Plan.   No such termination shall automatically result in the immediate or other accelerated payment of amounts previously deferred under this Plan.

  (g)          Liability Limited.

      (1)       Notwithstanding any of the preceding provisions of the Plan, neither the Company nor a Related Employer, nor any individual acting as an employee or agent of the Company or Related Employer, shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

          (2)      The Plan Administrator, and its officers, directors and employees, shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, trustee, insurance company, consultant or other expert who shall be employed or engaged by the Plan Administrator in good faith.

IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be executed by its duly authorized officer on this 31st day of December, 2007.

RAYMOND JAMES FINANCIAL, INC. By: /s/ Jeffrey P. Julien Its: Chief Financial Officer
"COMPANY"